UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2023, 180 Life Sciences Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser, in a registered direct offering (the “Registered Direct Offering”), an aggregate of: (i) 400,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), at a price of $1.91 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,170,680 shares of Common Stock, at a price of $1.9099 per Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In a concurrent private placement (the “Concurrent Private Placement” and together with the Registered Direct Offering, the “Offering”), pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser, for no additional consideration, warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 1,570,680 shares of Common Stock. The Common Warrants are immediately exercisable, have an exercise price of $1.78 per share, and will expire five and one-half years from issuance.

The Offering is expected to result in gross proceeds to the Company of approximately $3.0 million. The net proceeds to the Company from the Offering are expected to be approximately $2.5 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for research and development expenses, and general corporate purposes, including the preparation of a marketing authorization application for Dupuytren’s contracture in the UK and legal expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering. The Purchase Agreement also requires the Company to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale by the Purchaser of the shares of Common Stock issuable upon exercise of the Common Warrants within sixty (60) days of the date of the Purchase Agreement.

On April 5, 2023, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from the sale of the Shares and Pre-Funded Warrants and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $100,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

Pursuant to the Purchase Agreement and the Placement Agent Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not conduct any issuances of Common Stock for a period of sixty (60) days following the closing of the Offering and that (ii) it will not enter into a variable rate transaction for a period of six months following the closing of the Offering.

In connection with the Offering, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”), dated April 5, 2023, with the Purchaser, whereby the Company agreed to amend certain existing warrants, held by the Purchaser, to purchase up to: (i) 2,571,429 shares of Common Stock of the Company, previously issued on December 22, 2022, as amended in January 2023, and (ii) 306,604 shares of Common Stock of the Company, previously issued on July 20, 2022 (collectively, the “Existing Warrants”), effective upon the closing of the Offering, such that the Existing Warrants will have an exercise price of $1.78 per share and a termination date of five and one-half years following the closing of the Offering. The other terms of the Existing Warrants will remain unchanged.

On April 10, 2023, in connection with the closing of the Offering, the Company entered into a Warrant Agent Agreement with Continental Stock Transfer & Trust Company, as warrant agent, in connection with each of the Pre-Funded Warrants and the Common Warrants (each, a “Warrant Agent Agreement” and, collectively, the “Warrant Agent Agreements”).

The Registered Direct Offering is being made pursuant to a registration statement on Form S-3 (File No. 333-265416), which was filed by the Company with the SEC on June 3, 2022, and declared effective on June 24, 2022, as supplemented by a prospectus supplement dated April 5, 2023.

The Placement Agent Agreement, Purchase Agreement, Warrant Agent Agreements, form of Lock-Up Agreement, form of Pre-Funded Warrant, and form of Common Warrant, are filed as Exhibits 1.1, 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreement, Warrant Agent Agreements, Lock-Up Agreements, Pre-Funded Warrants, and Common Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Concurrent Private Placement and the Common Warrants is hereby incorporated by reference into this Item 3.02. The Common Warrants and shares of Common Stock underlying the Common Warrants have not been registered under the Securities Act, pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.01. Other Events.

The Company issued a press release announcing the Offering on April 5, 2023 and the Company issued a press release announcing the closing of the Offering on April 10, 2023. Copies of those press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated April 5, 2023, between 180 Life Sciences Corp. and A.G.P./Alliance Global Partners
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Opinion of DLA Piper LLP (US)
10.1+	Securities Purchase Agreement, dated April 5, 2023, by and between 180 Life Sciences Corp. and the Purchaser
10.2	Warrant Agent Agreement for Pre-Funded Warrants, dated April 10, 2023 by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company
10.3	Warrant Agent Agreement for Common Warrants, dated April 10, 2023 by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company
10.4	Form of Lock-Up Agreement
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
99.1	Press Release, dated April 5, 2023
99.2	Press Release, dated April 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: April 10, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

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